Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS

Fourth QUARTER AND FULL YEAR 2023 RESULTS

- rECORD FULL YEAR 2023 REVENUE OF $737 mILLION, uP 12% yEAR OVER YEAR

HILLSBORO, OR – February 12, 2024 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended December 30, 2023.

Revenue for the fourth quarter of 2023 was $170.6 million, with GAAP gross margin of 69.7% and GAAP net income of $0.71 per diluted share, including a GAAP-only income tax benefit of $0.41 per diluted share associated with a valuation release. On a non-GAAP basis, gross margin was 70.4% with net income per diluted share of $0.45.

Revenue for the full year 2023 was $737.2 million, with GAAP gross margin of 69.8% and GAAP net income of $1.85 per diluted share, including a GAAP-only income tax benefit of $0.41 per diluted share associated with a valuation release. On a non-GAAP basis, gross margin was 70.4% with net income per diluted share of $2.01.

Jim Anderson, president and CEO, said, "We achieved double-digit annual revenue growth in 2023, with record gross margin and continued profit expansion. Despite near-term cyclical industry headwinds, we continue to be well positioned for the long-term with a rapidly expanding product portfolio and strong customer momentum."

Sherri Luther, CFO, said, "We achieved operating margin of 28.8% on a GAAP basis and a record 39.8% on a non-GAAP basis for the full year 2023, with gross margin expanding to 69.8% on a GAAP basis and 70.4% on a non-GAAP basis. We generated a record level of cash flow from operations in 2023, representing a 13% increase compared to the prior year, and exited the year with zero outstanding debt. In addition, in the fourth quarter, we repurchased approximately 900,000 shares, representing our thirteenth consecutive quarter of share repurchases."

Selected Fourth Quarter and Full Year 2023 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2023	Q3 2023	Q4 2022	Q/Q	Y/Y	FY 2023	FY 2022	FY/FY
Revenue	$ 170,596	$ 192,169	$ 175,960	(11.2)%	(3.0)%	$ 737,154	$ 660,356	11.6%
Gross Margin %	69.7%	70.0%	69.4%	(30) bps	30 bps	69.8%	68.5%	130 bps
R&D Expense %	23.3%	21.9%	19.8%	140 bps	350 bps	21.7%	20.6%	110 bps
SG&A Expense %	20.3%	17.3%	18.4%	300 bps	190 bps	18.6%	18.5%	10 bps
Operating Expenses	$ 75,798	$ 77,644	$ 68,050	(2.4)%	11.4%	$ 302,400	$ 264,683	14.2%
Income from Operations	$ 43,149	$ 56,917	$ 54,016	(24.2)%	(20.1)%	$ 212,270	$ 187,367	13.3%
Net Income	$ 98,706	$ 53,788	$ 51,913	83.5%	90.1%	$ 259,061	$ 178,882	44.8%
Net Income per Share - Basic	$ 0.72	$ 0.39	$ 0.38	$ 0.33	$ 0.34	$ 1.88	$ 1.30	$ 0.58
Net Income per Share - Diluted	$ 0.71	$ 0.38	$ 0.37	$ 0.33	$ 0.34	$ 1.85	$ 1.27	$ 0.58

Fourth quarter of 2023 GAAP net income includes an income tax benefit of $0.41 per diluted share associated with a valuation allowance release. Full year 2023 GAAP net income includes an income tax benefit of $0.41 per diluted share associated with a valuation allowance release.

	Non-GAAP* Financial Results (unaudited)
	Q4 2023	Q3 2023	Q4 2022	Q/Q	Y/Y	FY 2023	FY 2022	FY/FY
Revenue	$ 170,596	$ 192,169	$ 175,960	(11.2)%	(3.0)%	$ 737,154	$ 660,356	11.6%
Gross Margin %	70.4%	70.6%	70.0%	(20) bps	40 bps	70.4%	69.1%	130 bps
R&D Expense %	18.7%	18.2%	16.8%	50 bps	190 bps	17.8%	17.4%	40 bps
SG&A Expense %	13.8%	12.1%	13.1%	170 bps	70 bps	12.8%	13.0%	(20) bps
Operating Expenses	$ 55,495	$ 58,206	$ 52,469	(4.7)%	5.8%	$ 225,702	$ 200,997	12.3%
Income from Operations	$ 64,563	$ 77,408	$ 70,653	(16.6)%	(8.6)%	$ 293,580	$ 255,363	15.0%
Net Income	$ 62,801	$ 73,578	$ 68,367	(14.6)%	(8.1)%	$ 280,660	$ 246,679	13.8%
Net Income per Share - Basic	$ 0.46	$ 0.53	$ 0.50	$ (0.07)	$ (0.04)	$ 2.04	$ 1.80	$ 0.24
Net Income per Share - Diluted	$ 0.45	$ 0.53	$ 0.49	$ (0.08)	$ (0.04)	$ 2.01	$ 1.75	$ 0.26

GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Fourth Quarter and Full Year 2023 Highlights:

•	Full Year Revenue Growth: Revenue for the full year 2023 increased 12% compared to 2022. Q4 2023 revenue decreased 3% year-over-year and 11% sequentially.
•	Margin Expansion: Gross margin for the full year 2023 expanded 130 basis points on both a GAAP basis and a non-GAAP basis compared to the full year 2022. Q4 2023 gross margin expanded 30 basis points on a GAAP basis and 40 basis points on a non-GAAP basis compared to Q4 2022.
•

Expanded Repurchase Program: Lattice's Board of Directors authorized the Company to repurchase up to an additional $250 million of its outstanding common stock through the end of December 2024. Over the past thirteen quarters of consecutive share repurchases the Company has repurchased a total of approximately 4.8 million shares.

•	Inaugural Developers Conference: Over 5,000 registrations, 35 sessions, with over 40 technology demonstrations and featured keynote addresses from customers including BMW, Meta and NVIDIA.
•	Collaboration with NVIDIA: Introduced a new reference design platform to accelerate the development of high-performance edge AI applications using Lattice Nexus and NVIDIA Jetson Orin and IGX Orin platforms.
•	Continued Rapid Portfolio Expansion: Launched two new mid-range FPGA device families built on the award-winning Lattice Avant™ platform. Introduced four new versions of Lattice's application-specific solution stacks. Released key updates to Lattice's advanced computer vision software and software tools.
•

Over 30 Industry Awards: Lattice received over 30 industry awards during 2023, including the Global Semiconductor Alliance's Most Respected Semiconductor Company for the fourth consecutive year and Best Financially Managed Semiconductor Company.

Business Outlook - First Quarter of 2024:

•	Revenue for the first quarter of 2024 is expected to be between $130 million and $150 million.
•	Gross margin percentage for the first quarter of 2024 is expected to be 69% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the first quarter of 2024 are expected to be between $54 million and $56 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2024, certain items that affect GAAP measurement of financial measures for gross margin percentage and total operating expenses are not accessible on a forward-looking basis because such items cannot be reasonably predicted without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures, including certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for non-GAAP gross margin percentage or non-GAAP total operating expenses for quarterly guidance or a corresponding reconciliation to GAAP for the quarter. From a qualitative perspective, the differences between our GAAP measurement of financial measures for gross margin percentage and total operating expenses and our non-GAAP measure of those items will consist of items similar to those described in the financial tables later in this release for such items historically, including, for example and without limitation, certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included in this press release.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2023, and business outlook on Monday, February 12 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13743739. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our rapid product portfolio expansion; long-term position; near-term cyclical industry headwinds; accelerating customer momentum; and the statements under the heading “Business Outlook - First Quarter of 2024.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, the cyclical nature of the semiconductor industry, pricing and inflationary pressures, competitive actions, international trade disputes and sanctions, and potential impact of global pandemics. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to and undertakes no obligation to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, other (expense) income, net, income tax expense, net income, net income per share – basic, and net income per share – diluted. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects, litigation expense outside the ordinary course of business, amortization of acquired intangible assets, restructuring plans and other charges, and the estimated tax effect of these items, non-cash changes in net deferred income taxes, change in tax law and other tax adjustments. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. The non-GAAP financial information used by the Company may differ from that used by other companies. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2023	2023	2022	2023	2022
Revenue	$170,596	$192,169	$175,960	$737,154	$660,356
Cost of sales	51,649	57,608	53,894	222,484	208,306
Gross margin	118,947	134,561	122,066	514,670	452,050
Operating expenses:
Research and development	39,787	42,048	34,779	159,770	135,767
Selling, general, and administrative	34,661	33,217	32,355	137,244	122,076
Amortization of acquired intangible assets	869	870	870	3,478	3,778
Restructuring	481	1,509	46	1,908	2,551
Acquisition related	—	—	—	—	511
Total operating expenses	75,798	77,644	68,050	302,400	264,683
Income from operations	43,149	56,917	54,016	212,270	187,367
Interest income (expense), net	1,453	954	(1,280)	2,041	(4,146)
Other income (expense), net	802	14	(24)	545	(1,109)
Income before income taxes	45,404	57,885	52,712	214,856	182,112
Income tax (benefit) expense	(53,302)	4,097	799	(44,205)	3,230
Net income	$98,706	$53,788	$51,913	$259,061	$178,882

Net income per share:
Basic	$0.72	$0.39	$0.38	$1.88	$1.30
Diluted	$0.71	$0.38	$0.37	$1.85	$1.27

Shares used in per share calculations:
Basic	137,686	137,948	137,095	137,694	137,321
Diluted	139,114	139,828	139,631	139,790	140,667

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$128,317	$145,722
Accounts receivable, net	104,373	94,018
Inventories, net	98,826	110,375
Other current assets	36,430	29,052
Total current assets	367,946	379,167

Property and equipment, net	49,546	47,614
Operating lease right-of-use assets	14,487	17,590
Intangible assets, net	20,974	25,070
Goodwill	315,358	315,358
Deferred income taxes	57,762	1,022
Other long-term assets	14,821	12,892
	$840,894	$798,713

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,487	$42,036
Accrued liabilities	36,048	48,467
Accrued payroll obligations	26,865	36,870
Total current liabilities	97,400	127,373

Long-term debt	—	128,752
Long-term operating lease liabilities, net of current portion	10,739	13,618
Other long-term liabilities	40,735	41,807
Total liabilities	148,874	311,550

Stockholders' equity	692,020	487,163
	$840,894	$798,713

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 30,	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$259,061	$178,882
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	70,197	55,530
Depreciation and amortization	34,432	29,323
Change in deferred income tax provision	(58,614)	(1,420)
Other non-cash adjustments	7,017	8,415
Net changes in assets and liabilities	(42,505)	(31,924)
Net cash provided by (used in) operating activities	269,588	238,806
Cash flows from investing activities:
Capital expenditures	(20,098)	(23,338)
Other investing activities	(13,152)	(11,594)
Net cash provided by (used in) investing activities	(33,250)	(34,932)
Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	—	148,597
Repayment of long-term debt	(130,000)	(178,750)
Repurchase of common stock	(80,004)	(110,132)
Net cash flows related to stock compensation exercises	(43,713)	(47,787)
Net cash provided by (used in) financing activities	(253,717)	(188,072)
Effect of exchange rate change on cash	(26)	(1,650)
Net increase (decrease) in cash and cash equivalents	(17,405)	14,152
Beginning cash and cash equivalents	145,722	131,570
Ending cash and cash equivalents	$128,317	$145,722

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$3,240	$3,973
Income taxes paid, net of refunds	$15,754	$4,621
Operating lease payments	$8,344	$7,419

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2023	2023	2022	2023	2022
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	56	50	49
Inventory Days (DIO)	175	165	187

Revenue % (by Geography)
Asia	60%	61%	65%	60%	71%
Americas	22%	17%	19%	20%	15%
Europe (incl. Africa)	18%	22%	16%	20%	14%

Revenue % (by End Market) *
Communications and Computing	34%	36%	42%	35%	43%
Industrial and Automotive	59%	57%	51%	59%	48%
Consumer	7%	7%	7%	6%	9%

Revenue $M (by End Market) *
Communications and Computing	$58.7	$68.4	$73.2	$257.6	$282.9
Industrial and Automotive	$99.8	$109.9	$89.6	$433.5	$319.4
Consumer	$12.1	$13.9	$13.2	$46.1	$58.1

Revenue % (by Channel)
Distribution	82%	90%	89%	87%	89%
Direct	18%	10%	11%	13%	11%

* During the first quarter of fiscal 2023, we realigned our end market categories. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2023	2023	2022	2023	2022
Gross Margin Reconciliation
GAAP Gross margin	$118,947	$134,561	$122,066	$514,670	$452,050
Stock-based compensation - gross margin (1)	1,111	1,053	1,056	4,612	4,310
Non-GAAP Gross margin	$120,058	$135,614	$123,122	$519,282	$456,360

Gross Margin % Reconciliation
GAAP Gross margin %	69.7%	70.0%	69.4%	69.8%	68.5%
Stock-based compensation - gross margin (1)	0.7%	0.6%	0.6%	0.6%	0.6%
Non-GAAP Gross margin %	70.4%	70.6%	70.0%	70.4%	69.1%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	23.3%	21.9%	19.8%	21.7%	20.6%
Stock-based compensation - R&D (1)	(4.6)%	(3.7)%	(3.0)%	(3.9)%	(3.2)%
Non-GAAP R&D Expense %	18.7%	18.2%	16.8%	17.8%	17.4%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	20.3%	17.3%	18.4%	18.6%	18.5%
Stock-based compensation - SG&A (1)	(5.3)%	(4.6)%	(4.7)%	(5.3)%	(5.1)%
Litigation expense (2)	(1.2)%	(0.6)%	(0.6)%	(0.5)%	(0.4)%
Non-GAAP SG&A Expense %	13.8%	12.1%	13.1%	12.8%	13.0%

Operating Expenses Reconciliation
GAAP Operating expenses	$75,798	$77,644	$68,050	$302,400	$264,683
Stock-based compensation - operations (1)	(16,811)	(15,956)	(13,584)	(67,340)	(54,119)
Litigation expense (2)	(2,098)	(1,103)	(1,081)	(3,928)	(2,727)
Amortization of acquired intangible assets	(869)	(870)	(870)	(3,478)	(3,778)
Restructuring and other	(525)	(1,509)	(46)	(1,952)	(3,062)
Non-GAAP Operating expenses	$55,495	$58,206	$52,469	$225,702	$200,997

Income from Operations Reconciliation
GAAP Income from operations	$43,149	$56,917	$54,016	$212,270	$187,367
Stock-based compensation - gross margin (1)	1,111	1,053	1,056	4,612	4,310
Stock-based compensation - operations (1)	16,811	15,956	13,584	67,340	54,119
Litigation expense (2)	2,098	1,103	1,081	3,928	2,727
Amortization of acquired intangible assets	869	870	870	3,478	3,778
Restructuring and other	525	1,509	46	1,952	3,062
Non-GAAP Income from operations	$64,563	$77,408	$70,653	$293,580	$255,363

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2023	2023	2022	2023	2022
Income from Operations % Reconciliation
GAAP Income from operations %	25.3%	29.6%	30.7%	28.8%	28.4%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	12.5%	10.7%	9.5%	11.0%	10.3%
Non-GAAP Income from operations %	37.8%	40.3%	40.2%	39.8%	38.7%

Other Income (Expense) Reconciliation
GAAP Other income (expense), net	$802	$14	$(24)	$545	$(1,109)
Loss on re-financing of long-term debt	—	—	4	—	739
Non-GAAP Other income (expense), net	$802	$14	$(20)	$545	$(370)

Income Tax (Benefit) Expense Reconciliation
GAAP Income tax (benefit) expense	$(53,302)	$4,097	$799	$(44,205)	$3,230
Estimated tax effect of non-GAAP adjustments	1,170	1,467	187	5,679	938
Non-cash changes in net deferred income taxes (3)	56,913	—	—	56,913	—
Change in tax law (4)	(764)	(766)	—	(2,881)	—
Non-GAAP Income tax expense	$4,017	$4,798	$986	$15,506	$4,168

Net Income Reconciliation
GAAP Net income	$98,706	$53,788	$51,913	$259,061	$178,882
Stock-based compensation - gross margin (1)	1,111	1,053	1,056	4,612	4,310
Stock-based compensation - operations (1)	16,811	15,956	13,584	67,340	54,119
Litigation expense (2)	2,098	1,103	1,081	3,928	2,727
Amortization of acquired intangible assets	869	870	870	3,478	3,778
Restructuring and other	525	1,509	46	1,952	3,062
Loss on re-financing of long-term debt	—	—	4	—	739
Estimated tax effect of non-GAAP adjustments	(1,170)	(1,467)	(187)	(5,679)	(938)
Non-cash changes in net deferred income taxes (3)	(56,913)	—	—	(56,913)	—
Change in tax law (4)	764	766	—	2,881	—
Non-GAAP Net income	$62,801	$73,578	$68,367	$280,660	$246,679

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Non-cash changes in net deferred income taxes associated with the release of the valuation allowance against $56.9 million of our U.S. deferred tax assets in the fourth quarter of fiscal 2023.
(4)	Adjustments for Change in tax law reflect an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2023	2023	2022	2023	2022
Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.72	$0.39	$0.38	$1.88	$1.30
Cumulative effect of Non-GAAP adjustments	(0.26)	0.14	0.12	0.16	0.50
Non-GAAP Net income per share - basic	$0.46	$0.53	$0.50	$2.04	$1.80

GAAP Net income per share - diluted	$0.71	$0.38	$0.37	$1.85	$1.27
Cumulative effect of Non-GAAP adjustments	(0.26)	0.15	0.12	0.16	0.48
Non-GAAP Net income per share - diluted	$0.45	$0.53	$0.49	$2.01	$1.75

Shares used in per share calculations:
Basic	137,686	137,948	137,095	137,694	137,321
Diluted	139,114	139,828	139,631	139,790	140,667